UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2016

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) Citizens Financial Group, Inc. (the “Company”) held its annual meeting of stockholders on April 28, 2016.

(b) The stockholders elected all of the Company’s nominees for director for a one-year term expiring at the 2017 Annual Meeting of Stockholders; ratified the appointment of Deloitte & Touche LLP as the Company’s registered independent public accounting firm for 2016; and approved the advisory vote on executive compensation.

1. Election of Directors:

	Shares For	Shares Withheld	Non-Votes
Mark Casady	465,549,216	829,288	15,435,046
Christine M. Cumming	465,580,022	798,482	15,435,046
Anthony Di Iorio	464,669,353	1,709,151	15,435,046
William P. Hankowsky	448,366,620	18,011,884	15,435,046
Howard W. Hanna III	463,123,603	3,254,901	15,435,046
Leo I. Higdon	465,574,577	803,927	15,435,046
Charles J. Koch	463,624,820	2,753,684	15,435,046
Arthur F. Ryan	464,334,307	2,044,197	15,435,046
Shivan S. Subramaniam	454,004,653	12,373,851	15,435,046
Bruce Van Saun	449,984,652	16,393,852	15,435,046
Wendy A. Watson	463,824,082	2,554,422	15,435,046
Marita Zuraitis	465,552,136	826,368	15,435,046

2. Ratification of Deloitte & Touche LLP as Registered Independent Public Accounting Firm for 2016:

For	479,868,048
Against	303,540
Abstain	1,641,962

3. Advisory Vote on Executive Compensation:

For	457,292,601
Against	8,978,426
Abstain	107,477
Non-Votes	15,435,046

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Robin S. Elkowitz
Executive Vice President and Secretary

Date: May 2, 2016